EXHIBIT 22

                                   CHEMFIX TECHNOLOGIES, INC. AND SUBSIDIARIES

                                            SUBSIDIARIES OF THE REGISTRANT


CeTech Resources, Inc. (Formerly d.b.a. Chemfix Environmental Services, Inc.) Delaware Corporation
100% owned

Chemfix of Massachusetts, Inc.
Massachusetts Corporation
100% owned

Chemfix Municipal Ventures, Inc.
Delaware Corporation
100% owned

Chemfix Municipal Ventures of New York City, Inc.
New York Corporation
100% owned

Atlantic Petroleum Technologies of Louisiana, Inc.
Louisiana Corporation
100% owned by VenVirotek

BTC Environmental Incorporated
California Corporation
100% owned

VenVirotek
California Corporation
100% owned




Registrant's financial statements include all of its more than 50% owned subsidiaries on a consolidated basis.